SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2018

DTHERA SCIENCES

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191175	90-0925768
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7310 Miramar Rd., Suite 350, San Diego, CA	92126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 215-6360

____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

[_] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities.

Ionic Bridge Transaction

On September 21, 2018, Dthera Sciences, a Nevada corporation (the “Company,” “we,” or “us”) entered into a Securities Purchase Agreement (the “Ionic Purchase Agreement") with Ionic Ventures, LLC (“Ionic”) for the issuance and sale of (i) an Original Issue Discount Senior Convertible Promissory Note (the “Ionic Note”) in the aggregate principal amount of $1,100,000 with a six-month term, that is convertible into shares (the “Ionic Conversion Shares") of our common stock, par value $0.001 per share (the “Common Stock”) under certain conditions set forth in the Ionic Note, and (ii) warrants (the “Ionic Warrants”) to acquire shares (the “Ionic Warrant Shares”) of our Common Stock pursuant to the terms of the Ionic Purchase Agreement. As an added inducement to Ionic to enter into the Ionic Purchase Agreement, we also issued 1,000,000 shares of our restricted common stock (the “Ionic Commitment Shares,” and collectively with the Ionic Note and the Ionic Warrants, the “Ionic Securities”). The purchase price for the Ionic Securities was $1,000,000.

Pursuant to the Ionic Purchase Agreement, as long as the Ionic Note is outstanding (including any extension or modification thereto), if we effect a future financing that is permitted under the Ionic Purchase Agreement, Ionic may elect, in its sole discretion, to exchange up to $550,000 of the Note then held by Ionic for any securities issued in such permitted future financing, all on terms as specified in the Ionic Purchase Agreement. In addition, at any time prior to the listing of the Common Stock on a national securities exchange, Ionic benefits from a “most favored nation” provision requiring the Company to amend the terms of the Ionic Securities to reflect any more favorable terms in any subsequent sales of securities of like tenor, structure or kind as the Ionic Securities.

We incurred certain fees in connection with the Ionic Purchase Agreement, all of which were paid on or about September 21, 2018: (i) we reimbursed Ionic for their legal fees; and (ii) we paid an advisory fee to Alliance Global Partners (“AGP”), which served as the placement agent in connection with the sale of the Ionic Securities.

The Ionic Purchase Agreement contains certain customary representations, warranties, and covenants by, among, and for the benefit of the parties, which were made solely for the benefit of the parties thereto and are intended as a way of allocating the risk among such parties. Accordingly, stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company.

We intend to use the proceeds from the sale of the Ionic Securities for general corporate purposes.

The sale of the Ionic Securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(a)(2) of the Act (in that the Ionic Securities were sold by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D promulgated thereunder. The Ionic Securities are restricted securities that have not been registered under the Act, and will not be registered under the Act, and may not be offered or sold absent registration or applicable exemption from the registration requirements.

Original Issue Discount Convertible Promissory Notes

The Ionic Note accrues no interest, and was issued at an original issue discount, with a purchase price of $1,000,000 for the aggregate principal amount of $1,100,000.

The Ionic Note is due and payable six months after issuance, on March 21, 2019 (the “Maturity Date”). All principal and interest due and owing under the Ionic Note is convertible into shares of our Common Stock, at any time after the earlier of the Maturity Date or the listing of our Common Stock on a national securities exchange, or after the occurrence and during the continuance of an event of default (as defined in the Ionic Note), at the election of the holder, at a conversion price equal to $0.50, subject to adjustment. The conversion price of the Ionic Note is subject to adjustment for (a) stock splits, stock dividends, combinations, or similar events at any time while the Ionic Note is outstanding, and (b) full ratchet anti-dilution protection at any time prior to the listing of the Common Stock on a national securities exchange.

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Upon the consummation of any public offering of our Common Stock or Common Stock equivalents that is consummated in connection with the listing of our Common Stock on a national securities exchange, $550,000 of the Ionic Note will automatically convert into securities of like tenor, structure, and kind as the securities issued in such public offering at a 25% discount to the public offering price.

So long as no event of default has occurred, the Ionic Note may be repaid at any time prior to the Maturity Date without premium or penalty. Additionally, the Ionic Note is to be repaid on the earlier of the Maturity Date or three days following the closing of a qualified offering, defined as a single offering with gross proceeds to us equal to or in excess of $5,000,000.

If there is an event of default under the Ionic Note, Ionic may convert all or any part of the Ionic Note into shares of our Common Stock at a conversion price equal to 65% of the closing market price at the time of such conversion. In addition, 125% of the outstanding principal amount of the defaulted Ionic Note and accrued but unpaid interest may, at the holder's election, become immediately due and payable in cash.

The Ionic Note may not be converted and shares of Common Stock may not be issued under the Ionic Note if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, at the election of Ionic made as of the closing, of the outstanding shares of Common Stock. At Ionic’s option, the beneficial ownership limitation may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days' prior notice to us.

Ionic Warrants

Pursuant to the terms of the Ionic Purchase Agreement, we also agreed to grant to Ionic warrants to purchase up to 2,000,000 shares of Common Stock. The per-share exercise price of the Ionic Warrants is $0.65, subject to certain adjustments. The Ionic Warrants have a term of five years. The Ionic Warrants are exercisable at any time on or after the issuance date of the Ionic Warrants, on a cashless basis (solely to the extent that a registration statement is not then effective to cover resales of the underlying shares of Common Stock) or on a cash basis.

The exercise price of the Ionic Warrants is $0.65 per share, subject to adjustment for stock splits, stock dividends, combinations, or similar events. In addition, at any time prior to the listing of the Common Stock on a national securities exchange, the Ionic Warrants are subject to (a) full ratchet anti-dilution protection, (b) a Black-Scholes payout provision upon the occurrence of any fundamental transaction and (c) a prohibition on certain exchange transactions by the Company, other than in connection with certain financings permitted by the Ionic Purchase Agreement and the Ionic Note.

The Ionic Warrants may not be exercised if, after giving effect to the exercise, the holder of the Ionic Warrant together with its affiliates would beneficially own in excess of 4.99% or 9.99%, at the election of the holder as of the closing, of the outstanding shares of our Common Stock. At a holder's option, the beneficial ownership limitation applicable to the exercise of the Ionic Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61 days' prior notice to us.

Security Agreement

As collateral for all of our obligations under the Ionic Purchase Agreement and related documents executed in connection therewith, we granted to Ionic a first priority security interest in all of our assets pursuant to the terms of the Security Agreement and Subsidiary Guarantee, each of which was entered into between Ionic and us and was dated September 21, 2018.

The description of certain terms and conditions of the forms of Ionic Purchase Agreement, Subsidiary Guarantee, Security Agreement, Ionic Note and Ionic Warrant set forth herein do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1, 10.2, 10.3 4.1, and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

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Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 25, 2018 (the “Effective Date”), a reverse stock split of the issued and outstanding shares of our Common Stock, at a ratio of 1-for-20 (one share of new Common Stock for each twenty shares of old Common Stock) (the “Reverse Split”), occurred, following a filing of a Certificate of Amendment (the “Amendment”) to our Articles of Incorporation with the State of Nevada and authorization from the Financial Industry Regulatory Authority (“FINRA”) on September 25, 2018.

As a result of the Reverse Split, the total number of shares of Common Stock held by each stockholder of the Company were converted automatically into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split, divided by (ii) 20, with such resulting number of shares rounded up to the nearest whole share. The Company will issue one whole share of the post-Reverse Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Split. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

Also as a result of the Reverse Split, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split were adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 20 and multiplying the exercise or conversion price thereof by 20, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities.

On the Effective Date, the trading symbol for the Common Stock changed to DTHRD for a period of 20 business days, after which the final “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “DTHR.” In connection with the Reverse Split, the CUSIP number for the Common Stock will change to 233362300.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Interwest Transfer Co., at the address set forth below. Interwest Transfer Co. will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder.

Interwest Transfer Co.

1981 E Murray Holladay Rd # 100

Salt Lake City, UT 84117

As a result of the Reverse Split, there were 600,000,000 shares of Common Stock authorized and 2,570,598 shares of Common Stock issued and outstanding (subject to adjustment due to the treatment of fractional shares), and 20,000,000 shares of preferred stock authorized.

The Reverse Split will have no effect on the par value of the Common Stock or the preferred stock.

Immediately after the Reverse Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

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Item 7.01	Regulation FD Disclosure.

Press Release – Reverse Split

On September 25, 2018, we issued a press release to announce the effectiveness of the Reverse Split.

The Company’s press release included as Exhibit 99.1 will be deemed to be “furnished” rather than “filed,” pursuant to the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment
4.1	Ionic Note
4.2	Ionic Warrant
10.1	Ionic Purchase Agreement
10.2	Subsidiary Guarantee
10.3	Security Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dthera Sciences

Date: September 27, 2018	By: /s/ Edward Cox
Name: Edward Cox
Title: Chief Executive Officer

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